Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

MicroStrategy Incorporated’s subsidiaries as of February 3, 2014 are listed below.

821,393 LLC (Delaware)	MicroStrategy Deutschland GmbH (Germany)

Alert Media Group LLC (Delaware)	MicroStrategy France SARL (France)

Alert Media Group II LLC (Delaware)	MicroStrategy Holdings (Hong Kong) Co. Ltd. (Hong Kong)

MicroStrategy Administration Corporation (Delaware)	MicroStrategy Ibérica, S.L.U. (Spain)

MicroStrategy Enterprises, Inc. (Delaware)	MicroStrategy India Private Limited (India)

MicroStrategy Management Corporation (Delaware)	MicroStrategy International Limited (Bermuda)

MicroStrategy Services Corporation (Delaware)	MicroStrategy International II Limited (Bermuda)

Reporting Technologies, Inc. (Delaware)	MicroStrategy Italy S.r.l. (Italy)

SMCR Corp. (Delaware)	MicroStrategy Japan Kabushiki Kaisha (MicroStrategy Japan Inc.) (Japan)

Strategy.com Incorporated (Delaware)	MicroStrategy Korea Co., Ltd. (Korea)

Strategy Inc. (Delaware)	MicroStrategy Limited (United Kingdom)

Usher Incorporated (Delaware)	MicroStrategy México, S. de R.L. de C.V. (Mexico)

AMG International C.V. (Netherlands)	MicroStrategy Middle East FZ-LLC (UAE – Dubai Free Zone)

Alert Media Group International B.V. (Netherlands)	MicroStrategy Poland sp. z. o. o. (Poland)

Limited Liability Company MicroStrategy (Russia)	MicroStrategy Portugal, Sociedade Unipessoal, Lda. (Portugal)

MicroStrategy Austria GmbH (Austria)	MicroStrategy Pty. Ltd. (Australia)

MicroStrategy Belgium BVBA (Belgium)	MicroStrategy Singapore Pte. Ltd. (Singapore)

MicroStrategy Beijing R&D Center (China)	MicroStrategy Software (Shanghai) Co., Ltd. (China)

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MicroStrategy Benelux B.V. (Netherlands)	MicroStrategy South Africa (Proprietary) Limited (South Africa)

MicroStrategy Brasil Ltda. (Brazil)	MicroStrategy Sweden AB (Sweden)

MicroStrategy Canada Incorporated (Canada)	MicroStrategy Switzerland GmbH (Switzerland)

MicroStrategy China Technology Center Limited (China)	MicroStrategy Yazilim Hizmetleri Ve Ürünleri Limited Şirketi (Turkey)

MicroStrategy Denmark ApS (Denmark)	Strategy.com International Limited (Bermuda)

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